[INNOVO GROUP INC. LOGO]


     Innovo Group Inc. Reports on Correspondence with Nasdaq

LOS  ANGELES,  CA, November 3, 2006 - Innovo Group Inc.  (NASDAQ:
INNO) previously reported on a transaction involving JD Design LLC, the licensor of its Joe's Jeansr brand, that enabled the company to increase its availability under its financing arrangements with its primary lender, The CIT Group/Commercial Services Inc. Concurrent with that arrangement, on October 13, 2006, the Company entered into a separate agreement with JD Design to provide for additional protection through the potential future issuance of shares of its common stock upon the occurrence of certain events of default. Upon review of the Listing of Additional Shares form by the staff at The NASDAQ Stock Market Inc., ("Nasdaq"), the Company was verbally notified by Nasdaq that it was not compliant with the shareholder approval requirements set forth in Marketplace Rule 4350(i)(1)(A) (the "Rule").

     Subsequently, on October 30, 2006, the Company provided Nasdaq with an amendment to the agreement whereby in the event of a default, the number of shares of common stock that could potentially be issued would be based, in part, on the closing bid price of the Company's common stock on October 13, 2006, the date it entered into the agreement. As a result, on November 1, 2006, the Company received a letter from Nasdaq informing it that they had determined, based upon the above described action and subject to proper disclosure, that the Company had regained compliance with the Rule and that the matter was now closed.

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiary Joe's Jeans, Inc., is a design and sales organization designing, producing and selling apparel products to the retail and premium markets under the Joe's(TM) and Joe's Jeans(R) brands. Under these brands, the Company's apparel products consist of men's and women's denim and denim-related apparel products. More information is available at the company web site at www.innovogroup.com or at www.joesjeans.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "intend," "believe," "estimate, "project," "expect" or similar expressions Forward looking statements in this press release include, without limitation, the ability of the Company to regain compliance with Marketplace Rules. These statements are made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of the Company's decision to explore strategic alternative; continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the
Company's   Joe's(R)  brand;  successful  implementation  of  its

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strategic plan; the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations and asset sales; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Innovo Group, Inc.
Dustin Huffine
323-837-3700


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